UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 9, 2018

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02           Results of Operations and Financial Condition.

On May 12, 2017, Hanger, Inc. (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) with the Securities and Exchange Commission (the “SEC”). On January 19, 2018, the Company filed with the SEC its Annual Report on Form 10-K for the years ended December 31, 2015 and 2016 (the “2016 Form 10-K”).  The filing of the 2016 Form 10-K was delayed significantly as a result of the delay in the filing of the 2014 Form 10-K, the number of accounting periods encompassed within the 2016 Form 10-K, and the additional review, analysis and substantive procedures performed due to the material weaknesses in our internal control over financial reporting. These material weaknesses were disclosed in the 2016 Form 10-K.

The Company has not yet filed financial statements for the first, second and third quarters of 2017, or the full year ended December 31, 2017. The Company’s preparation of its consolidated financial statements for 2017 is nearing completion and it currently anticipates that it could file its Annual Report on Form 10-K for the year ended December 31, 2017 as soon as in the next week.  Upon filing, the Company plans to commence the preparation of its interim financial statements for the three months ended March 31, 2018, and to file its related Quarterly Report on Form 10-Q as expeditiously as possible.

Cash Flow Data

Due to the continuing financial statement preparation and audit activities described above, the Company is not yet able to provide preliminary balance sheet or income statement data for the financial periods for which it has not yet provided financial statements or reports. The Company believes, however, that it has sufficient information from which to provide the following preliminary estimates of certain cash flow data for the periods set forth below.

The preliminary estimated amounts provided below are based on information currently available, which the Company believes is reasonable. However, the amounts remain subject to material change until the Company files its financial statements and reports covering the periods set forth below, and there can be no assurance that these amounts will remain as disclosed herein.  Such changes, if they occur, may include re-classification of amounts between cash flow statement line items.

SUMMARY CASH FLOW INFORMATION

ESTIMATED AMOUNTS

SUBJECT TO FURTHER REVIEW AND MATERIAL CHANGE

(In millions; unaudited)

	Three months ending March 31, 2017	Twelve months ending December 31, 2017	Three months ending March 31, 2018	Twelve months ending March 31, 2018
Net cash (used in)/provided by operating activities	$(11.6)	$30.1	$(8.4)	$33.3

Purchase of property, plant and equipment	(2.4)	(16.4)	(4.4)	(18.4)
Acquisitions	—	—	—	—
Other investing activities	1.0	14.5	(0.9)	12.6
Net cash used in investing activities	(1.4)	(1.9)	(5.3)	(5.8)

Net cash provided by/(used in) financing activities	7.2	(33.9)	45.1	4.0

Net change in cash and cash equivalents	(5.8)	(5.7)	31.4	31.5
Cash and cash equivalents at beginning of period	7.2	7.2	1.5	1.4
Cash and cash equivalents at end of period	$1.4	$1.5	$32.9	$32.9

Other disclosures:
Cash interest paid	$12.2	$48.4	$10.6	$46.8
Cash taxes (received)/paid	(0.9)	0.7	(12.3)	(10.7)
Certain cash payments to 3rd party professional firms (as described below)	14.8	44.9	7.8	37.9

Non-cash financing activities:
Net additions/(retirements) of capital lease obligations	$0.7	$0.7	$(1.0)	$(1.0)

The “Supplemental cash flow information” provided in the table above reflects items that are inherently included as deductions within the net cash numbers provided on the “Net cash (used in)/provided by operating activities” line item.

“Certain cash payments to 3rd party professional firms” reflect amounts paid to third party professional firms in connection with the remediation of the Company’s material weaknesses and financial reporting processes, as well as legal activities incurred in connection with these activities and costs associated with the preparation and audit of the Company’s financial statements.  Disclosure of these expenditures has been provided to assist in the explanation of changes in the Company’s cash flow trends between the comparative periods disclosed in the table.  Cash payments differ in timing from the Company’s recognition of expenses as the Company recognizes the cost related to its independent audits in the year to which the audit work pertains. Expenses related to 3rd party professional firms were $37.2 million in 2016 and are currently estimated to be approximately $32.3 million in 2017 and $13.0 million in 2018. These expense amounts reflect the Company’s estimate of that portion of its professional fees that have been or are expected to be incurred in excess of the Company’s historically incurred amounts for related accounting and auditing activities of approximately $2.0 million per year.  As of December 31, 2017, the Company estimates that it had $10.3 million of professional fees incurred in connection with these activities accrued but unpaid.

On March 6, 2018, the Company announced the closing of a new, $605 million Senior Credit Facility consisting of a $100 million, 5-year Revolving Credit Facility and a $505 million, 7-year Term Loan B (the “New Term Loan B”).  The Company borrowed $505 million under the New Term Loan B at closing, and used the proceeds to fully repay all principal outstanding under both the Company’s prior Senior Credit Agreement, totaling $151.9 million and its $280.0 million Unsecured Term Loan B Credit Agreement. In addition, borrowings under the New Term Loan B were used to pay the call premium on the Unsecured Term Loan B, related transaction fees, accrued and unpaid interest and expenses. Net cash from financing activity during the three months ended March 31, 2018 totaled $45.1 million and primarily benefited from proceeds received from the New Term Loan B after repayment in full of the aforementioned debt and related fees. The Company did not have any borrowings under the revolving credit facility as of March 31, 2018.

During the twelve months ending March 31, 2018, the Company experienced increases in net working capital primarily associated with increases in accounts receivable and decreases in accounts payable and other accrued amounts. Operating cash flow as presented above should not be considered reflective of any trend in the Company’s underlying operating results, nor should it be deemed to indicate any amount of relative underlying earnings from operations.  These amounts, when viewed along with other disclosures the Company has made concerning its outstanding indebtedness and other obligations, should be used solely for the purposes of assisting in the assessment of the Company’s current sources and uses of cash, and liquidity.

Liquidity

Please refer to “Note N - Long Term Debt” in the footnotes to the Company’s financial statements and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both provided within the 2016 Form 10-K and the Current Report on Form 8-K filed on March 6, 2018 in connection with the refinancing of the Company’s credit facilities, for information regarding the Company’s liquidity and pending financial obligations.  The information provided within this Form 8-K is intended to augment the disclosures and discussions provided within those filings with information regarding the Company’s cash position, outstanding borrowings and available borrowings under its revolving credit facility as of March 31, 2018.

At March 31, 2018, the Company had $32.9 million in cash and cash equivalents and $94.1 million in undrawn capacity available to it through the $100 million Revolving Credit Facility under its Senior Credit Facility.  As of that date, the Company had no borrowings and $5.9 million in letters of credit outstanding under its Revolving Credit Facility.

TABLE OF DEBT AMOUNTS ARE PRELIMINARY AND SUBJECT TO CHANGE

(in millions; unaudited)	As of March 31, 2018
Revolving credit facility (matures on March 6, 2023)	$—
Term B credit agreement (matures on March 2, 2025)	505.0
Subordinated seller notes, non-collateralized, net of unamortized discount and principal	4.2
Capital leases, including build to suit	16.8
Total debt before unamortized discount	526.0
Unamortized discount	(7.5)
Total debt	518.5
Cash and cash equivalents	32.9
Total debt, less cash and cash equivalents	$485.6

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2018, the Board of Directors (the “Board”) adopted an amendment (the “Amendment”) to the Hanger, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”).  The Amendment authorizes the issuance of up to an additional 375,000 shares of the Company’s Common Stock (the “Common Stock”).

The 2016 Plan as originally adopted by the Board in April 2016 authorized 2,250,000 shares of Common Stock, plus (1) the number of shares available for issuance under the Company’s prior equity incentive plan, the Hanger, Inc. 2010 Omnibus Incentive Plan (the “2010 Plan”) that had not been made subject to outstanding awards as of the effective date of the 2016 Plan and (2) any shares that would have become available again for new grants under the terms of the 2010 Plan if such plan were still in effect.

The Company estimates that the shares available for issuance under the 2016 Plan prior to the Amendment would not be sufficient to cover the equity award grants expected to be made to the Company’s directors, officers and employees through the remainder of 2018 and in connection with the Company’s annual equity award grants in March 2019.  Therefore, the Board amended the 2016 Plan to provide sufficient shares to cover the expected equity award grants.  The Board expects to recommend a new equity incentive plan to the Company’s shareholders for approval at the annual meeting of the Company’s shareholders anticipated to be held in May 2019.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data or other corporate actions; changes in the demand for the Company’s O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if this filing is subsequently made available by the Company on its website or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

(a)         Not applicable.

(b)         Not applicable.

(c)   Not applicable.

(d)   Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
(10.1)	Amendment No. 1 to the Hanger, Inc. 2016 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: May 10, 2018